UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2019, Arcturus Therapeutics, Inc. (“Arcturus”), a subsidiary of Arcturus Therapeutics Holdings Inc. (the “Company”), entered into an amendment (the “Amendment”) to its Development Program Letter Agreement of May 16, 2017, as amended by Amendment No. 1 dated July 13, 2018 (the “Underlying Agreement”) with the Cystic Fibrosis Foundation (“CFF”), pursuant to which Arcturus and CFF agreed to: (a) increase the Amount of Award (as defined in the Underlying Agreement) from CFF to advance LUNAR-CF to $15 million from approximately $3.1 million, require Arcturus to provide $5 million in matching funds for remaining budgeted costs, and modify the disbursement schedule from CFF to Arcturus related thereto such that (i) $4 million will be disbursed upon execution of the Amendment, (ii) $2 million will be disbursed within 30 days of the first day of each of January, April, July and October 2020 upon Arcturus invoicing CFF to meet project goals, and (iii) the last payment of $3.0 million less the prior award previously paid out, equaling approximately $2.1 million, will be disbursed upon Arcturus invoicing CFF to meet good manufacturing practices and opening an IND application; (b) replace the existing royalties due to CFF under the Underlying Agreement with specified royalties expressed as a percentage of net sales, subject to specified royalty caps expressed as a multiple of the Actual Award (as defined in the Amendment) and expiration of the royalties upon specified time limitations or patent or exclusivity expiration, among other limitations and exclusions; (c) define conditions under which Arcturus shall pay to CFF disposition payments in the event of a Disposition Transaction (as defined in the Amendment), including a license, sale or other transfer of a Covered Product or Arcturus Development Program Technology (excluding Net Sales) or a Change of Control Transaction; (d) provide a termination right to CFF; and (e) make corresponding changes to exhibits, definitions and other provisions of the Underlying Agreement consistent with the Amendment, including the replacement of references to Cystic Fibrosis Foundation Therapeutics, Inc. with CFF to reflect the prior assignment of the Underlying Agreement to CFF.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 8.01 Other Events.

On August 1, 2019, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the entry into the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated August 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: August 1, 2019

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer